Exhibit 99.1

For Immediate Release

$431,168,400 Capital Increase At Omagine, Inc.

New York – November 23, 2015 - Omagine, Inc. [OTCQB: OMAG]) disclosed in its third quarter report on Form 10-Q (the “10-Q Report”) filed today with the U.S. Securities and Exchange Commission (“SEC”) that its consolidated financial statements for the period ended September 30, 2015 reflect a $431,168,400 increase in stockholders’ equity and a $287,445,600 increase in non-controlling interests in its 60% owned subsidiary, Omagine LLC (“LLC”).

LLC is developing a $2.5 billion tourism and real-estate project (the “Omagine Project”) in the Sultanate of Oman and the increases are attributable to the purchase by LLC in July 2015 of Land Rights in Oman valued at $718,614,000. The Omagine Project is planned to be an integration of cultural, entertainment and residential components. The shareholders of LLC are: (i) Royal Court Affairs which owns 25%, (ii) two subsidiaries of Consolidated Contractors International Company, SAL (“CCC”), which collectively own 15%, and (iii) Omagine, Inc. (the “Company”) which owns 60%.

Since the Land Rights were a non-cash payment for capital stock in LLC, it was necessary to value the Land Rights. Three expert real estate valuation companies were engaged by LLC to independently value the Land Rights in accordance with the professional standards specified by the Royal Institution of Chartered Surveyors (“RICS”) and International Financial Reporting Standards (“IFRS”). The average of the three Land Rights valuations was 276,666,667 Omani Rials ($718,614,000).

LLC engaged the services of PricewaterhouseCoopers LLP (“PwC”) as its IFRS accounting consultant to definitively determine the correct method of recording the $718,614,000 in its IFRS compliant financial statements.

After receiving PwC’s written report and analysis, LLC then consulted its independent auditor, Deloitte & Touche (M.E.) & Co. LLC (“Deloitte”) with respect to the matter and received Deloitte’s written technical report agreeing with the PwC analysis.

Both PwC and Deloitte independently concluded that in accordance with the IFRS, the Land Rights should be recorded as capital, inventory and land on LLC’s financial statements.

With respect to the Company’s consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”), the Company’s independent auditor in the U.S. has likewise concurred that the Land Rights should be recorded as capital, inventory and land in accordance with US GAAP.

For a more complete description of the Company, Omagine LLC, the Omagine Project and these events, please refer to the full text of the 10-Q Report which is a publicly available document available for download at the website of the SEC or the Company.

About Royal Court Affairs.

Royal Court Affairs is an Omani organization representing the interests of His Majesty, Sultan Qaboos bin Said, the ruler of Oman.

About Consolidated Contractors.

Consolidated Contractors International Company, SAL is a multi-national construction and engineering company with over $5 billion of annual revenue, 130,000 employees worldwide and operating subsidiaries in, among other places, every country in the Middle East and North Africa (the “MENA Region”).

About Omagine, Inc.

Omagine, Inc. is a publicly traded U.S. company (Stock Symbol: OMAG) with 18,728,313 common shares presently outstanding. The Company is focused on real-estate, entertainment and hospitality opportunities in the MENA Region and on the design and development of unique tourism destinations that are thematically imbued with culturally aware, historically faithful, and scientifically accurate entertainment experiences. Governments in the MENA Region are seeking to diversify their economies and create employment for their citizens via the development of tourism destination projects. It is the Company’s opinion that this governmental strategic vision combined with the enormous financial resources in the MENA Region will continue to present superb development opportunities.

Investors or interested parties may visit Omagine’s website at www.omagine.com for more information about the Company or http://agoracom.com/ir/omagine which is the Company’s investor relations website.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", “probably”, "believes" and words of similar import also identify forward-looking statements.  These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date hereof.  Additional information on risks and other factors that may affect the business and financial results of Omagine, Inc. can be found in the filings (the “SEC Filings”) of Omagine, Inc. with the United States Securities and Exchange Commission (the “SEC”). Investors are urged to review the Company’s SEC Filings.

For Further Information Contact:

Charles P. Kuczynski, Vice-President

Omagine, Inc.

The Empire State Building

350 Fifth Avenue

New York, NY 10118

Telephone: +1-212-563-4141 -- Ext. 208

Email: charles.kuczynski@omagine.com